Exhibit 99

Sizeler Property Investors, Inc.

News Release

For additional information contact:

Thomas A. Masilla, Jr., President

504/471-6200

Sizeler Property Investors, Inc. Names Guy M. Cheramie

Chief Financial Officer

NEW ORLEANS, Louisiana – January 12, 2005/PRNewswire-FirstCall/ — Sizeler Property Investors, Inc. (NYSE:SIZ) today announced that on January 11, 2005, Charles E. Miller, Jr., who has served as Chief Financial Officer of the Company since December 2002, has resigned his position with the Company. Mr. Miller intends to pursue other business opportunities.

Effective immediately, the Company has appointed Guy M. Cheramie, Age 58, as Chief Financial Officer of the Company to replace Mr. Miller. For the past 10 years prior to this new appointment, Mr. Cheramie has served as Chief Financial Officer of Sizeler Real Estate Management Company, Inc., which is a wholly-owned subsidiary of the Company. Mr. Cheramie has over 25 years of experience in the real estate industry and formerly practiced as a Certified Public Accountant with a national accounting firm.

2542 Williams Boulevard    •    Kenner, Louisiana 70062    •    504/471-6200